EXHIBIT 99.2


                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS
                                       OF
                           RS GROUP OF COMPANIES, INC.

         The Resolutions set forth below have been approved and hereby adopted , as indicated by the undersigned majority of the Board of Directors (the "Board") of RS Group of Companies, Inc., a Florida corporation (the "Company") at a special meeting held in accordance with Florida Statues (FS) 607.0822 held at the offices of the Company, with each Board member hereby waiving notice of this meeting in accordance with FS 607.0823.

         WHEREAS, FS 607.08101 allows the Board to fix the compensation of the Directors of the Company and the Company's by-laws and articles of incorporation are in accord.

         NOW, THEREFORE, BE IT RESOLVED, that the Board has determined that, effective as of July 1, 2004, the annual compensation for Sandro Sordi be $500,000 USD, payable in accordance with the ordinary payroll procedures of the Company; and further

         RESOLVED, the officers of the Company be, and hereby are authorized, empowered and directed to execute, verify, acknowledge and deliver all such documents, instruments, agreements or other papers and take all such other actions as any such officer deems necessary, appropriate or desirable to carry out the purpose and intent of the resolution herein set forth, and that any such actions previously taken by such officers in connection herewith, be and are hereby approved, ratified confirmed and adopted; and further

         RESOLVED, that these resolutions may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document; and further

         RESOLVED, that the aforesaid resolutions are hereby approved and adopted by the Board by and that these resolutions be filed with the corporate records of the Company.


Date:                                                /s/ John Hamilton
         -----------------------                     ---------------------------
                                                            John Hamilton

Date:                                                /s/ Stephen Stonhill
         -----------------------                     ---------------------------
                                                           Stephen Stonhill


Date:                                                /s/ Gavin Lange
         -----------------------                     ---------------------------
                                                             Gavin Lange